UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

February 9, 2007

BENDA PHARMACEUTICAL, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-16397	Changjiang Tower, 23rd Floor No. 1 Minquan Road Wuhan, Hubei Province, PRC	41-2185030
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

+86 (27) 8537-5532
(Registrant's telephone
number, including area code)

Applied Spectrum Technologies, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 9, 2007, the Board of Directors appointed Eric Yu Tak Shing as the Company’s Chief Financial Officer.

Eric Yu Tak Shing, Chief Financial Officer

Mr. Yu is a Certified Public Accountant with 13 years of experience in public and corporate accounting and finance. Mr. Yu has served as the Financial Controller for Beijing Teletron Telecom Engineering Co. Ltd. from March of 2006 to the present and was in charge of the company’s issuance of private placements and Pre-IPO issues. From March of 2005 to March of 2006, Mr. Yu served as the Financial Controller for Payease Inc., where he was in charge of merger and acquisition fund raising and arranging bridge loans. From May of 2000 to February of 2005, Mr. Yu served as the Financial Controller for AsiaVest Investment Advisory Limited. His responsibilities included managing the accounting and listing department, and planning for an IPO with a fund raising target of HK$150 million.

Mr. Yu received a Bachelor of Commerce degree with a Accountancy and Legal Studies major in 1993 from University of Wollongong, Australia. Mr. Yu has worked closely with investment bankers for Pre-IPO and Private Placements, and in constructing financial and accounting systems and practice according to the high standards required for public listing.

Mr. Yu has served as a professional accountant to a widespread range of clients in China, Hong Kong, and the United States, and has worked in several different industries including Natural Gas, Telecom, Manufacturing, Infrastructure Construction, Hospitality, and Auditing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2007, the Board of Directors approved a change in the Company’s fiscal year end from September 30 to December 31 pursuant to the authority granted in section 8.5 of the Bylaws of the Company.

Item 9.01 Financial Statement and Exhibits.

(d)	EXHIBITS

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BENDA PHARMACEUTICAL, INC.

Date: February 13, 2007	By:	/s/ Yiqing Wan
Yiqing Wan
President